EXHIBIT 5.1

June 4, 2020

Columbia Sportswear Company
14375 NW Science Park Drive
Portland, Oregon 97229

Re: Post-Effective Amendment No. 1 to Registration Statement on Form S-8 of Shares of Common Stock of Columbia Sportswear Company (the “Company”)

Ladies and Gentlemen:

We have acted as counsel to you in connection with the preparation of Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (the “Registration Statement Amendment”) under the Securities Act of 1933, as amended (the “Act”), which you are filing with the Securities and Exchange Commission with respect to up to 1,500,000 shares of common stock of the Company (the “Rollover Shares”), which were previously authorized for issuance pursuant to the Company’s 1997 Stock Incentive Plan (the “1997 Plan”) and which going forward are authorized for issuance pursuant to the Company’s 2020 Stock Incentive Plan (the “2020 Plan”) to the extent not previously issued under the 1997 Plan.

We have examined the Registration Statement Amendment and such documents and records of the Company as we have deemed necessary for the purpose of this opinion. In giving this opinion, we are assuming the authenticity of all instruments presented to us as originals, the conformity with originals of all instruments presented to us as copies and the genuineness of all signatures.

Based upon and subject to the foregoing, we are of the opinion that any Rollover Shares issued by the Company pursuant to the 2020 Plan, upon registration by its registrar of such Rollover Shares and the issuance thereof by the Company in accordance with the terms of the 2020 Plan, and the receipt of consideration for such Rollover Shares in accordance with the terms of the 2020 Plan, will be legally issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement Amendment. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ PERKINS COIE LLP

PERKINS COIE LLP